CRIMSON FOREST ENTERTAINMENT GROUP INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of October 18, 2014, by and between CRIMSON FOREST ENTERTAINMENT GROUP INC., a Nevada corporation (the “Company”), and CHINA FILM ASSIST CO, a company organized in The Peoples’ Republic of China (the “Investor”).

WHEREAS, the Company desires to issue and sell to the Investor shares of its Common Stock, $0.0001 par value per share (the “Common Stock”),on the terms and conditions set forth in this Agreement; and

WHEREAS, the Investor desires, upon the terms and conditions stated set forth in this Agreement, to purchase shares of Common Stock from the Company.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1
PURCHASE OF SECURITIES

1.1 The Transaction.

(a) Under the terms and subject to the conditions contained in this Agreement, the Investor agrees to purchase from the Company and the Company agrees to sell and issue to the Investor at the Closings an aggregate of Ten Million (10,000,000) shares of Common Stock (the “Shares”) for an aggregate purchase price of Five Million United States Dollars (USD$ 5,000,000) (the “Purchase Price”).

1.2 Closings. The issuance and delivery of the Shares shall be held at multiple closings (the “Closings”) on the following schedule, to occur at such place as the parties shall mutually agree:

●	10% of the Shares shall be purchased upon execution of this Agreement;

●	40% of the Shares shall be purchased on or before December 15, 2014

●	50% of the Shares shall be purchased on or before January 15, 2015

1.3 Delivery. At each Closing (a) the Investor shall deliver to the Company a wire transfer of immediately available funds for the Purchase Price payable at such Closing, with the funds to be sent to the bank account listed on Exhibit A hereto, and (b) the Company shall deliver to the Investor or its designee a certificate (or certificates) representing the Shares purchased at such Closing, registered in such name and in such denominations as shall be reasonably requested by the Investor, or irrevocable instructions delivered to the Company’s transfer agent to issue and deliver such certificate(s)to the Investor promptly following the Closing, but in any event within five (5) business days following the Closing.

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1.4 Regulatory Cooperation. Each party agrees to reasonably cooperate with the other with respect to any disclosure or communication relating to this Agreement and the transactions contemplated hereby with the U.S. regulatory authorities, including the Securities and Exchange Commission (“SEC”)and Internal Revenue Service (“IRS”). The Investor understands and agrees that the rules and regulations of the SEC require the Company to disclose publicly this Agreement and the name of the Investor. If requested by the Company, the Investor shall complete and deliver to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing the Investor’s exemption from U.S. withholding tax.

1.5 Use of Proceeds. The Company agrees that it will use the net proceeds from the sale of the Shares hereunder for production, development and marketing of the following film, or such other films as the parties may mutually agree after the date hereof:

(a) Convergence

SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents, warrants and covenants to the Company as follows:

2.1 Purchase for Own Account. The Investor is acquiring the Shares solely for investment for the Investor’s own account not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

2.2 Disclosure of Information. The Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

2.3 Investment Experience. The Investor represents that it is an investor in private offerings of securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Shares. The Investor acknowledges that any investment in the Shares involves risk and that it is able to hold the Shares in accordance with applicable legal restrictions and to suffer a loss of its investment in the Shares.

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2.4 Compliance with Law. The Investor (a) is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC, as presently in effect, or (b) is not a U.S. Person, as such term is defined in Regulation S of the SEC, as presently in effect, was not formed under the laws of any United States jurisdiction and was not formed for the purpose of investing in securities not registered under the Securities Act of 1933. The Investor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may be required, and (iv) the tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Investor’s subscription and payment for, and continued ownership of the Shares, will not violate any applicable securities or other laws of the Investor’s jurisdiction.

2.5 Further Limitations on Disposition. Without in any way limiting the representations of the Investor set forth herein, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.5, and:

(a) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement, after which any further transfers of the Shares shall not be bound by this Section 2.5; or

(b) an opinion of counsel is delivered to the Company, in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

2.6 Legend. The Investor understands and agrees that the Shares are not being, and will not be, registered for resale under the Act and that the certificate(s) evidencing the Shares will bear substantially the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

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SECTION 3
Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor that:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the State of California and each other jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares has been taken or will be taken prior to each Closing.

3.3 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby.

3.4 Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of a Form D with the Securities and Exchange Commission and applicable state securities filings. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, or under any instrument, judgment, order, writ, decree, understanding or contract applicable to the Company or result in an event that creates any lien, charge or encumbrance upon any material assets of the Company or causes the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except for such results which would not have a material adverse effect on the Company.

3.5 Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 2 hereof, the offer, sale and issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Act and the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.6 Valid Issuance of Common Stock. The Shares of Common Stock issuable to the Investor hereunder, when issued, paid for and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

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SECTION 4
MISCELLANEOUS

4.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and Investor contained in or made pursuant to this Agreement shall be true and correct on each Closing (except for representations and warranties which expressly speak as of a certain date) and shall survive the execution and delivery of this Agreement and each Closing hereunder and shall not be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares except as otherwise provided herein). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event any signature hereto is delivered by PDF or facsimile transmission, such signature shall create a valid and binding obligation of the party executing with the same force and effect as if such signature page were an original thereof.

4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth on the signature page hereto if sent before 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth on the signature pages hereto sent after 5:00 p.m. recipient’s local time on a business day, with a copy to follow given on the next business day in compliance with clause (d) of this sentence; (c) three business days after deposit in the U.S. mail as certified mail, return receipt requested, postage prepaid and addressed to the other party at the address set forth on the signature pages hereto; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature pages hereto with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given on the signature pages hereto, or designate additional addresses, for purposes of this Section 4.6 by giving the other party written notice of the new address in the manner set forth above, but such notice shall be effective only upon actual receipt.

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4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, each future holder of the Shares, and the Company.

4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.9 Expenses. Each party hereto shall bear and be responsible for all fees, costs and expenses incurred by such party with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

4.10 Interpretation. This Agreement has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has had an opportunity to consult with experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

4.11 Language. This agreement has been prepared in English, and the English version thereof shall prevail and be binding even though a Chinese translation may also be prepared.

4.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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[Signature page follows]

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IN WITNESS WHEREOF, each party has executed this Stock Purchase Agreement as of the date first written above.

COMPANY:		INVESTOR:

CRIMSON FOREST ENTERTAINMENT GROUP INC.		CHINA FILM ASSIST CO

By:	/s/ Jonathan Lim	By:	/s/ Geng Ling
Name:	Jonathan Lim	Name:	Geng Ling
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Address:	Address:
8335 Sunset Boulevard, Suite 238
West Hollywood, CA 90069	Facsimile:

Facsimile:

Signature page to Stock Purchase Agreement

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